Exhibit 3.24(f)

BY-LAWS

OF

SUPERIOR REDI-MIX, INC.

ARTICLE I

Offices

Section 1. Principal Office. The principal office of the Corporation shall be located in the City of Auburn Heights, State of Michigan.

Section 2. Other Offices. The Corporation may also have offices at such other places both within and without the State of Michigan as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

Shareholders’ Meetings

Section 1. Annual Meetings.

(a) The annual meeting of the shareholders of the Corporation, commencing with the year 1989, shall be held at the principal office of the Corporation in the State of Michigan or at such other place within or without the State of Michigan as may be determined by the Board of Directors and as may be designated in the notice of such meeting. The meeting shall be held on the 4th Thursday of April of each year at 5:00 P.M. If said day is a legal holiday, the meeting shall be held on the next succeeding day not a legal holiday. The business to be transacted at such meeting shall be the election of directors and such other business as shall be properly brought before the meeting.

(b) If the annual meeting is not held on the date designated therefor, the Board of Directors shall cause the meeting to be held as soon thereafter as convenient.

(c) In the event the annual meeting is not held at the time prescribed in Article II, Section 1(a) above and if a period of ninety (90) days shall elapse without the holding of such meeting, then any shareholder may call such meeting, and at such meeting the shareholders may elect the directors and transact other business with the same force and effect as at an annual meeting duly called and held.

Section 2. Special Meetings. Special meetings of the shareholders may be called by the Chairman of the Board, the President or a Vice-President, by a majority of the Board of Directors, or by the holders of at least fifty (50%) percent of the shares of stock entitled to vote at such meeting, upon written request therefor to the Secretary. It shall be the duty of the Secretary to send notices of such meeting not more than forty (40) days after receipt of the request. The Board of Directors shall fix the time and place of the meeting within the limits set forth in Section 3. of this Article II. If the Board of Directors shall fail to fix a time or place, the meeting shall be held at the registered office of the Corporation in the State of Michigan at such time as shall be fixed by the Secretary within the said limits.

Section 3. Notice and Purpose of Meetings; Waiver. Each shareholder of record entitled to vote at any meeting shall be given, in person or by mail, written or printed notice of the purpose or purposes, and the time and place within or without the State of Michigan, of every meeting of shareholders. Such notice shall be mailed or delivered in person not less than ten (10) days nor more than sixty (60) days before the meeting. If mailed, it shall be directed to the shareholder’s address as it appears on the stock ledger unless the shareholder shall have requested of the Secretary in writing that notice intended for him be mailed to some other address, in which case the notice shall be transmitted to the address so designated. No publication of the notice of meeting shall be required. A shareholder may waive the notice of meeting by attendance, either in person or by proxy, at the meeting, or by so stating in writing, either before or after such meeting. Attendance at a meeting for the express purpose of objecting at the beginning of the meeting, that the meeting was not lawfully called or convened shall not, however, constitute a waiver of notice. Except where otherwise required by law, notice need not be given of any adjourned meeting of the shareholders if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken and at the adjourned meeting only such business is transacted as might have been transacted a the original meeting.

Section 4. Quorum. Except as otherwise provided by law, a quorum at all meetings of shareholders shall consist of the holders of record of a majority of the shares entitled to vote thereat, present in person or by proxy.

Section 5. Closing of Stock Transfer Books; Record Date.

(a) In order to determine the holders of record of the Corporation’s stock who are entitled to notice of meetings, to vote at a meeting or adjournment thereof, and to receive payment of any dividend, or to make a determination of the shareholders of record for any other proper purpose, the Board of Directors may fix a date as the record date for such determination of shareholders. Such date shall be no more than sixty (60) days prior to the date of the action which requires such determination, nor, in the case of a shareholders’ meeting, shall it be less than ten (10) days in advance of such meeting.

(b) If a record date is not fixed (i) the record date for determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be the close of business on the day next preceding the day on which notice is given, or, of no notice is given, the day next preceding the day on which the meeting is held, and (ii) the record date for determining shareholders for any purpose other than that specified in subdivision (i) shall be the close of business on the day on which the resolution of the board relating thereto is adopted.

(c) When a determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders has been made as provided in this section, the determination applies to any adjournment of the meeting, unless the board fixes a new record date under this section for the adjourned meeting.

Section 6. Presiding Officer; Order of Business.

(a) Meetings of the shareholders shall be presided over by the Chairman of the Board, or if he is not present or is unwilling to so act, by the President or if neither the Chairman of the Board nor the President is present or willing to so act, by a Vice-President, or if none of the before named are present or willing to so act, by a Chairman to be chosen by a majority of the shareholders entitled to vote at the meeting who are present in person or by proxy. The Secretary of the Corporation shall act as Secretary of every meeting, but if the Secretary is not present, the shareholders entitled to vote in person or by proxy at the meeting shall choose any person present to act as Secretary of the meeting.

(b) The order of business shall be as follows:

1.	Call of meeting to order
2.	Proof of notice of meeting and determination of quorum.
3.	Reading of minutes of last previous annual meeting.
4.	Reports of officers.
5.	Report of committees.
6.	Election of directors.
7.	Miscellaneous business.

Section 7. Voting.

(a) Except as otherwise provided in the Articles of Incorporation, the By-Laws, or the laws of the State of Michigan, at every meeting of the shareholders, each shareholder of the Corporation entitled to vote at such meeting shall have, as to each matter submitted to a vote, one vote in person or by proxy for each share of stock having voting rights registered in his name on the stock transfer books of the Corporation. A shareholder may vote his shares through a proxy appointed by a written instrument signed by the shareholder or by his duly authorized attorney in fact and delivered to the Secretary of the meeting. No proxy shall be valid after three (3) months from the date of its execution unless a longer period is expressly provided therein.

(b) When an action, other than the election of directors, is to be taken by vote of the shareholders, it shall be authorized by a majority of the votes cast by the holders of shares entitled to vote thereon, unless a greater plurality is required by the Articles of Incorporation or the laws of the State of Michigan. Except as otherwise provided by the Articles, directors shall be elected by a plurality of the votes cast at an election.

(c) At all elections of directors, the voting shall be by written ballot only if called for by the person presiding at the meeting, or by the duly supported motion of a shareholder adopted by voice vote of a majority of the shares entitled to vote in person or by proxy at the meeting.

Section 8. List of Shareholders.

(a) A complete list of the shareholders of the Corporation entitled to vote at the ensuing meeting, arranged in alphabetical order within each class and series, and showing the address of, and number of share owned by each shareholder shall be prepared by the Secretary, or other officer of the Corporation having charge of the stock ledger. This list shall be kept on file for a period of at least ten (10) days prior to the meeting at the registered office of the Corporation in the State of Michigan and shall be subject to inspection during the usual business hours of such period by any shareholder. This list shall also be produced at the meeting and shall be subject to inspection by any shareholder at any time during the meeting.

(b) The original or duplicate stock ledger or list shall be prima facie evidence as to shareholders who are entitled to examine such list or the books of the Corporation, or to vote in person or by proxy at any meeting of the shareholders.

Section 9. Inspectors of Election. The Board of Directors, in advance of any shareholders’ meeting, may appoint one or more Inspectors of Election, who need not be shareholders, to act at the meeting or any adjournment thereof. If Inspectors of Election are not so appointed, the person presiding at a shareholders’ meeting may, and shall on the request of any shareholder entitle to vote thereat, appoint one or more Inspectors of Election. In case any person appointed as Inspector of Election fails to appear or act, the vacancy may be filled by the Board of Directors in advance of the meeting or at the meeting by the person presiding thereat. The Inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine challenges and questions arising in connection with the right to vote, count and tabulate votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the person presiding at the meeting or a shareholder entitled to vote thereat, the Inspectors shall make and execute a written report to the person presiding at the meeting of any of the facts found by them and matters determined by them. The report is prima facie evidence of the facts stated and of the vote as certified by the Inspectors.

ARTICLE III

Directors

Section 1. Number, Qualifications, Term, Quorum and Vacancies.

(a) The property, affairs and business of the Corporation shall be managed by the Board of Directors of two (2) persons. The first Board of Directors shall be selected by a majority vote of the incorporators and shall hold office for a term ending at the first annual meeting of the shareholders. Thereafter, except as hereinafter provided, directors shall be elected at the annual meeting of the shareholders and each director shall serve for one year or until his successor shall be elected and qualify.

(b) The number of director may be increased or decreased from time to time by an amendment to these By-Laws. A directorship to be filled because of an increase in the number of directors crated by vote of the directors, or by vote of the shareholders where the shareholders have failed to elect a director to fill the vacancy at the meeting at which the vote was taken, may be filled by the Board of Directors for a term of office continuing only until the next regular annual meeting of shareholders or a special meeting of shareholders called prior thereto for the purpose of electing a director to fill the vacancy or a special meeting of shareholders called prior thereto for the purpose of electing a director to fill the vacancy.

(c) Directors need not be shareholders of the Corporation.

(d) A majority of the directors in office shall be necessary to constitute a quorum for the transaction of business. If, at any meeting of the Board of Directors, there shall be less than a quorum present, a majority of those present may adjourn the meeting, without further notice from time to time until a quorum shall have been obtained. In case there are vacancies on the Board of Directors, other than vacancies created by the removal of a director or directors by the shareholders, the remaining directors, although less than a quorum, may by a majority vote elect a successor or successors for the unexpired term or terms.

Section 2. Meetings. Meetings of the Board of Directors may be held either within or without the State of Michigan. Regular meetings of the Board of Directors shall be held at such times as are fixed from time to time by resolution of the Board. Special meetings may be held at any time upon call of the Chairman of the Board, the President, a Vice-President, or any one (1) director upon written or telegraphic notice deposited in the U.S. Mail or delivered to the telegraph company at least three (3) days prior to the day of the meeting. A meeting of the Board of Directors may be held without notice immediately following the annual meeting of the shareholders. Notice need not be given of regular meetings of the Board of Directors held at times fixed by resolution of the Board of Directors nor need notice be given of adjourned meetings. Meetings may be held at any time without notice if all the directors are present or if, before or after the meeting, those not present waive such notice in writing. Attendance constitutes waiver of notice unless it is for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Notice of a meeting of the Board of Directors need not state the purpose of, nor the business to be transacted at, such meeting.

Section 3. Action by Unanimous Written Consent. Action required or permitted to be taken pursuant to authorization voted at a meeting of the Board or a committee thereof may be taken without a meeting if, before or after the action, all members of the Board or of the committee consent thereto in writing. The written consents shall be filed with minutes of the proceedings of the Board of committee. The consent shall have the same effect as a vote of the Board or committee for all purposes.

Section 4. Removal.

(a) At any meeting of the shareholders, any director or directors may be removed from office, without assignment of any reason therefor, by a majority vote of the shares or class of shares, as the case may be, which elected the director or directors to be removed.

(b) When any director or directors are removed, new directors may be elected at the same meeting of the shareholders for the unexpired term of the director or directors removed. If the shareholders fail to elect persons to fill the unexpired term or terms of the director or directors removed, such unexpired terms shall be considered vacancies on the board to be filled by the remaining directors.

Section 5. Compensation. Directors, and members of any committee of the Board of Directors, may receive such reasonable compensation for their services as directors and members of any such committee as shall be fixed from time to time by resolution of the Board of Directors, and may also receive such reimbursement for any reasonable expenses incurred in attending such meetings as may be determined by resolution of the Board of Directors. The compensation of directors may be on such basis as is determined in the resolution of the Board of Directors. Any director receiving compensation under these provisions shall not be barred from serving the Corporation in any other capacity and receiving reasonable compensation for such other services.

Section 6. Committees.

(a) The Board of Directors, by a resolution or resolutions adopted by a majority of the members of the whole Board, may appoint an Executive Committee and such other committees as it may deem appropriate. Each such committee shall consist of one (1) or more members of the Board of Directors. Each committee shall have and may exercise such powers as shall be conferred or authorized by the resolutions appointing it A majority of any such committee may determine its action and may fix the time and place of its meetings, unless provided otherwise by the Board of Directors. The Board of Directors shall have the power at any time to fill vacancies in, to change the size of membership of, and to discharge any such committee.

(b) Each such committee shall keep a written record of its acts and proceedings and shall submit such record to the Board of Directors at each regular meeting thereof and at such other times as requested by the Board of Directors. Failure to submit such record, or failure of the Board to approve any action indicated therein will not, however, invalidate such action to the extent it has been carried out by the Corporation prior to the time the record of such action was, or should have been, submitted to the Board of Directors as herein provided.

(c) The Executive Committee shall advise and aid the officers of the Corporation in all matters concerning the Corporation’s interests and the management of its business, and when the Board of Directors is not in session, the Executive Committee shall have and may exercise all the powers of the Board of Directors in the conduct of the business of the Corporation, subject to limitations imposed by statute. Regular meetings of the Executive Committee may be held without call or notice at such times and places as it may fix by resolution from time to time. Other meetings may be called by any member thereof either by oral, telegraphic or written notice not later than the day prior to the date set for the meeting.

Section 7. Dividends. Subject always to the provisions of laws of the State of Michigan and the Articles of Incorporation, the Board of Directors shall have full power to determine whether any, and, if so, what part, of the funds legally available for the payment of dividends shall be declared in dividends and paid to the shareholders of the Corporation. The

Board of Directors may fix a sum which may be set aside or reserved over and above the paid in capital of the Corporation for working capital or as a reserve for any proper purpose, and from time to time may increase, diminish and vary such fund in the Board’s absolute judgment and discretion.

Section 8. Liability for Breach of Fiduciary Duty. Subject always to the provisions of the laws of the State of Michigan and the Articles of Incorporation, a Director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of the Director’s fiduciary duty. However, this provision of these By-laws shall not eliminate or limit the liability of a Director for any of the following:

(a) A breach of the Director’s duty of loyalty to the Corporation or its shareholders;

(b) Acts or omissions not in good faith or that involve intentional misconduct or knowing violation of law;

(c) A violation of Section 551(1) of the Michigan Business Corporation Act;

(d) A transaction from which the Director derived an improper personal benefit; or,

(e) An act or omission occurring before the effective date of this provisions of these By-laws.

Any repeal or modification of this provision of these By-laws by the shareholders or Board of Directors of the Corporation shall not adversely affect any right or protection of any Director of the Corporation existing at the time of, or for or with respect to, any acts or omissions occurring before such repeal or modification.

ARTICLE IV

Officers

Section 1. Number. The officers of the Corporation shall be a Chairman of the Board, a President, one or more Vice-Presidents, a Treasurer, and a Secretary. In addition, there may be such subordinate officers as the Board of Directors may deem necessary, such as controller, assistant secretary, etc. Any person may hold two, but no more than two, offices except that no person shall hold the offices of President and Vice-President simultaneously.

Section 2. Term of Office. The principal officers shall be chosen by the Board of Directors. The first officers of the Corporation shall be chosen at the time of the organization of the Corporation, and thereafter the officers shall be chosen at the first meeting of the Board following the shareholders’ annual meeting, or as soon thereafter as is conveniently possible. Subordinate officers may be elected from time to time. Each officer shall serve until his successor shall have been chosen and qualified, or until his death, resignation or removal.

Section 3. Removal. Any officer may be removed from office, with or without cause, at any time by the affirmative vote of a majority of the Board of Directors then in office. Such removal shall not prejudice the contract rights, if any, of the person so removed.

Section 4. Vacancies. Any vacancy in an office from any cause may be filled for the unexpired portion of the term by the Board of Directors.

Section 5. Duties.

(a) The Chairman of the Board shall be a director and shall preside at all meetings of the shareholders and directors. Except where by law the signature of the President is required, the Chairman of the Board shall posses the same power as the President to sign all certificates, contracts and other instruments which may be authorized by the Board of Directors.

(b) The President shall be a director and the chief Executive Officer of the Corporation. In the absence or disability of the Chairman of the Board, he shall have the right to preside at all meetings of the shareholders and of the Board of Directors. He shall have general supervision of the affairs of the Corporation, shall sign or countersign all certificates, contracts or other instruments of the Corporation as authorized by the Board of Directors, shall make reports to the Board of Directors and shareholders, and shall perform such other duties as are incident to his office or are properly required of him by the Board of Directors.

(c) The Vice-Presidents, in the order designated by the Board of Directors, shall exercise the functions of the President during the absence or disability of the President. Each Vice-President shall have such other duties as are assigned to him from time to time by the Board of Directors.

(d) The Secretary and the Treasurer, shall perform such duties as are incident to their offices, or are properly required of them by the Board of Directors, or are assigned to them by the Articles of Incorporation or by these By-Laws. The Assistant Secretaries, if any, in the order of their seniority, shall, in the absence of the Secretary, perform the duties and exercise the power of the Secretary, and shall perform such other duties as may be assigned by the Board of Directors.

(e) Other subordinate officers appointed by the Board of Directors shall exercise such powers and perform such duties as may be delegated to them by the resolutions appointing them, or by subsequent resolutions adopted from time to time.

(f) In case of the absence or disability of any officer of the Corporation and of any person hereby authorized to act in his place during such period of absence or disability, the Board of Directors may from time to time delegate the powers and duties of such officer to any other officer, or any director, or any other person whom it may select.

Section 6. Salaries. The salaries of all officers of the Corporation shall be fixed by the Board of Directors. No officer shall be ineligible to receive such salary by reason of the fact that he is also a Director of the Corporation and receiving compensation therefor.

ARTICLE V

Indemnification

Section 1. Third-Party Actions. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, other than an action by or in the right of the corporation, by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer, partner or trustee of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if the person acted in good faith-and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself crease a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Section 2. Actions by or in the Right of the Corporation. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, partner or trustee of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys’ fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders. However, indemnification shall not be made for a claim, issue or matter as to which such person shall have been found liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which such court shall deem proper.

Section 3. Corporate Approval; Mandatory Indemnification.

(1) Unless ordered by a court of competent jurisdiction, an indemnification under Sections 1 or 2 above shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because said director or officer has met the applicable standard of conduct set forth in Sections 1 and 2 above. In all cases where such a determination is required, there shall be a rebuttable presumption that the director or officer seeking indemnification (or on whose behalf indemnification is sought) met said standard of conduct, and the burden shall be upon such person or persons who, on behalf of the Corporation or its shareholders, oppose the indemnification to come forward with information tending to prove otherwise. Said determination shall be made in any of the following ways:

(a)	By a majority vote of a quorum of the board consisting of directors who were not parties to the action, suit or proceeding.

(b)	If the quorum described in Subdivision (a) is not obtainable then by a majority vote of a committee of Directors who are not parties to the action. The committee shall consist of not less than two (2) disinterested directors.

(c)	By independent legal counsel in a written opinion.

(d)	By the shareholders.

(2) If an officer or director is entitled to indemnification under Sections l or 2 above for a portion of expenses including attorney’s fees, judgments, penalties, fines and amounts paid in settlement, but not for the total amount thereof, the Corporation may indemnify the person for the portion of the expenses, judgments, penalties, fines, or amounts paid in settlement for which the person is entitled to be indemnified.

(3) To the extent that an officer or director of the Corporation has been successful on the merits or otherwise in defense of an action, suit or proceeding referred to in Sections 1 or 2 above, or in defense of a claim, issue, or matter in the action, suit or proceeding, he or she shall be indemnified against expenses, including actual and reasonable attorney’s fees, incurred by him or her in connection with the action, suit, or proceeding and an action, suit or proceeding brought to enforce the mandatory indemnification provided in this subsection.

Section 4. Expense Advances. Expenses incurred in defending a civil or criminal action, suit or proceeding described in Sections 1 or 2 above shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the expenses if it is ultimately determined that the person is not entitled to be indemnified by the corporation. The undertaking shall be by unlimited general obligation of the person on whose behalf advances are made, but need not be secured.

Section 5. Procedure for Indemnification. Any person seeking indemnification or advancement of expenses (“Indemnitee”) under the provisions of this Article VI shall, prior to receipt of any payment from the Corporation, provide the President and all members of the Board of Directors with written notice explaining the basis for the Indemnitee’s entitlement to indemnification or advancement of expenses, as well as providing evidence of the expenses and/or amounts against which indemnification or advancement of expenses is sought. Upon receipt of such notice, indemnification or advancement of expenses shall be made as follows:

(a)	In all cases in which indemnification is ordered by a court of competent jurisdiction, the Corporation shall indemnify Indemnitee immediately upon receipt of said notice.

(b)	In all cases in which advancement of expenses is sought pursuant to Section 4, above, the Corporation shall pay such advances to indemnitee immediately upon receipt of both written notice and the undertaking required by Section 4.

(c)	In all cases in which a determination described in Section 3 above is required, the Board of Directors shall, within ten (10) days of receipt of said notice, call a Special Meeting of the Board of Directors for the purpose of making said determination. At such meeting, the Board may immediately make said determination, or may direct that the determination be made by one of the alternative methods set out in Section 3, above, and the Board shall set a date by which such determination shall be delivered, said date not to exceed thirty (30) days from the date of said meeting. The Corporation shall indemnify Indemnitee upon a favorable determination pursuant to Section 3 above.

(d)	In the event that the Board of Directors fails to act in a timely manner as set forth above, or otherwise fails to comply with the above provisions, the determination required pursuant to Section 3 shall be deemed to be favorable to the Indemnitee.

(e)	In the event of an unfavorable determination, Indemnitee shall be given reasonable opportunity to present his argument in favor of indemnification, in writing, before the Board of Directors. Upon receipt of such argument, the Board shall make a determination, within ten (10) days. whether to submit the question for redetermination by the same method under which the first determination was made.

(f)	In the event of an unfavorable determination or redetermination, Indemnitee shall have the right to appeal the determination or redetermination of the corporation before a court of competent jurisdiction, provided that an action brought by or on behalf of Indemnitee challenging such determination or redetermination shall be commenced not later than one year from the date on which the unfavorable determination or redetermination was made.

Section 6. Validity of Other Indemnification Provisions, Miscellaneous Provisions. Any right of indemnification provided in this Article VI shall be in addition to, and not exclusive of, any and all other rights to which a director or officer may be entitled by law, under any contractual agreement, by vote of shareholders or directors, or otherwise. However, the total amount of expenses advanced or indemnified from all sources combined shall not exceed the amount of actual expenses incurred by the person seeking indemnification or advancement of expenses. Nothing contained in the provisions of this Article VI shall affect any rights to indemnification to which persons other than directors and officers may be entitled by contract or otherwise by law. The indemnification provided in this Article VI continues as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, personal representatives, executors and administrators of such person. For purposes of the indemnification provided in this Article VI, “corporation” includes all subsidiary corporations and all constituent corporations absorbed in a consolidation or merger and the resulting or surviving corporation, so that a person who is or was a director or officer of the subsidiary or constituent corporation or is or was serving at the request of the subsidiary or constituent corporation as a director, officer, partner or trustee of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, shall stand in the same position under the provision of this Article VI with respect to the parent, resulting or surviving corporation as the person would if he or she had served the parent, resulting or surviving corporation in the same capacity.

Section 7. Insurance. The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his status as such, whether or not the corporation would have power to indemnify him or her against such liability under the provisions of this Article V.

ARTICLE VI

Certificates of Stock

Section 1. Form.

(a) The interest of each shareholder of the Corporation shall be evidenced by certificates for shares of stock, certifying the number of shares represented thereby and in such form not inconsistent with the Articles of Incorporation as the Board of Directors may from time to time prescribe.

(b) The certificates of stock shall be signed by the Chairman of the Board, or the President or a Vice-President and by the Secretary or an Assistant Secretary or the Treasurer, and sealed with the seal of the Corporation. Such seal may be a facsimile, engraved or printed. Where any certificate is manually signed by a transfer agent, a transfer clerk and/or by a registrar, the signatures of the Chairman of the Board, President, Vice-President, Secretary, or Treasurer upon such certificate may be facsimilies, engraved or printed. In case any officer who has signed or whose facsimile signature has been placed upon any certificate shall have ceased to be such before the certificate is issued, it may be issued by the Corporation with the same effect as if such officer had not ceased to be such at the time of its issue.

Section 2. Subscriptions for Shares. Unless the subscription agreement provides otherwise, subscription for shares, regardless of the time when they are made, shall be paid in full at such time, or in such installments and at such periods, as shall be specified by the

Board of Directors. All calls for payments on subscriptions shall carry the same terms with regard to, and be ratable as to all shares of, the same class or series.

Section 3. Transfers.

(a) Transfers of shares of the capital stock of the Corporation shall be made only on the stock transfer books of the Corporation by the registered owner thereof, or by his duly authorized attorney, with a transfer clerk or transfer agent appointed as provided in Section 5. of this Article of the By-Laws, and on surrender of the certificates for such shares properly endorsed and with all taxes thereon paid.

(b) The person in whose name shares of stock stand on the stock transfer books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes. However, if any transfer of shares is made only for the purpose of furnishing collateral security, and such fact is made known to the Secretary of the Corporation, or to the Corporation’s transfer clerk or transfer agent, the entry of the transfer shall record such fact.

Section 4. Lost, Destroyed, or Stolen Certificates. No certificate for shares of stock in the Corporation shall be issued in place of any certificate alleged to have been lost, destroyed or stolen except on production of evidence, satisfactory to the Board of Directors, of such loss, destruction or theft, and, if the Board of Directors so requires, upon the furnishing of an indemnity bond in such amount (but not to exceed twice the value of the shares represented by the certificate) and with such terms and such surety as the Board of Directors may, in its discretion, require.

Section 5. Transfer Agent or Registrar. The Board of Directors may appoint one or more transfer agents or transfer clerks and one or more registrars, and may require all certificates for shares to bear the signature or signatures of any of them. In absence of appointment of a transfer agent or transfer clerk, the Secretary of the Corporation shall assume the duties thereof.

ARTICLE VII

Corporate Actions

Section 1. Deposits. The Board of Directors shall select banks, trust companies, or other depositories in which all funds of the Corporation not otherwise employed shall, from time to time, be deposited to the credit of the Corporation.

Section 2. Voting Securities Held by the Corporation. Unless otherwise ordered by the Board of Directors, the Chairman of the Board or the President shall have full power and authority on behalf of the Corporation to attend, act and vote at any meeting of security holders of other corporations in which the Corporation may hold securities. At such meeting the Chairman of the Board or the President shall possess and may exercise any and all rights and powers incident to the ownership of such securities which the Corporation might have possessed and exercised if it had been present. The Board of Directors may, from time to time, confer like powers upon any other person or persons.

Section 3. Certifications. The President, the Secretary and any Assistant Secretary shall each have the authority to issue and certify a copy of these By-Laws or any part hereof, as they may be in effect from time to time, and the President and the Secretary shall each have the further authority to certify the general or specific powers and authority of other officers and employees to execute contracts, instruments and obligations of the Corporation.

ARTICLE VIII

Fiscal Year

The fiscal year shall begin the 1st day in March in each year.

ARTICLE IX

Amendment of By-Laws

The shareholders or the Board of Directors may alter, amend, add to, or repeal these By-Laws.

APPROVED AND ADOPTED

APRIL 30, 1987